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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         U S WEST FINANCING II                    U S WEST, INC.
      (Exact Name of Registrant as         (Exact Name of Registrant as
       Specified in its Charter)            Specified in its Charter)

                DELAWARE                             DELAWARE
        (State of Incorporation              (State of Incorporation
            or Organization)                     or Organization)

               84-6283244                           84-0926774
             (IRS Employer                        (IRS Employer
          Identification No.)                  Identification No.)

                            ------------------------

                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                       (Address and zip code of principal
                     executive offices of both registrants)

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If this Form relates to the registration of a  If this Form relates to the registration of a
class of debt securities and is effective      class of debt securities and is to become
upon filing pursuant to General Instruction    effective simultaneously with the
A(c)(1) please check the following box.  / /   effectiveness of a concurrent registration
                                               statement under the Securities Act of 1933
                                               pursuant to General Instruction A(c)(2)
                                               please check the following box.  / /
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Securities to be registered pursuant to Section 12(b) of the Securities Exchange
Act of 1934:

       TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
----------------------------------            ------------------------------

Trust Originated Preferred                       New York Stock Exchange
Securities (liquidation amount $25
per Preferred Security) of
U S WEST Financing II

Guarantee for the benefit of                     New York Stock Exchange
holders of Trust Originated
Preferred Securities by
U S WEST, Inc.

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

    None.

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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

    For a full description of the Trust Originated Preferred Securities (the "Preferred Securities") of U S WEST Financing II ("U S WEST Financing") and the guarantee (the "Guarantee") of U S WEST, Inc. ("U S WEST") being registered hereby, reference is made to (i) the information contained under the captions "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the Prospectus (the "Prospectus") which forms part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 33-57889, 33-57889-01, 33-57889-02, 33-57889-03 and 33-57889-04) filed by
U S WEST Financing I, U S WEST Financing, U S WEST Financing III, U S WEST and U S WEST Capital Funding, Inc. with the Securities and Exchange Commission on October 31, 1995, under the Securities Act of 1933, as amended, which Registration Statement was declared effective by the Securities and Exchange Commission on November 1, 1995. (the "Registration Statement") and (ii) the information contained under the captions "Description of the Preferred Securities" and "Effect of Obligations under the Subordinated Debt Securities, the Debt Guarantee and the Preferred Securities Guarantee" in the Prospectus Supplement to the Prospectus covering the Preferred Securities, filed with the Securities and Exchange Commission on October 25, 1996 (the "Prospectus Supplement"). The information contained in the Registration Statement, Prospectus and Prospectus Supplement is incorporated herein by reference.

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  ITEM 2.  EXHIBITS.
      2-A  Certificate of Trust of U S WEST Financing II (incorporated herein by reference to
            Exhibit 4-B to the Registration Statement).

      2-B  Amended and Restated Declaration of Trust (incorporated herein by reference to
            Exhibit 4-B to U S WEST'S Current Report on Form 8-K, dated October 23, 1996, File
            No. 1-8611).

      2-C  Form of Indenture among U S WEST, U S WEST Capital Funding, Inc. and Norwest Bank
            Minnesota, National Association, as Trustee (incorporated herein by reference to
            Exhibit 4-E to the Registration Statement).

      2-D  Form of Second Supplemental Indenture to Indenture (incorporated by reference to
            Exhibit 4-J to the Registration Statement).

      2-E  Third Supplemental Indenture to Indenture (incorporated herein by reference to
            Exhibit 3-C to U S WEST'S Current Report on Form 8-K, dated October 23, 1996, File
            No. 1-8611).

      2-F  Form of specimen Preferred Security (included in Exhibit 2-B above).

      2-G  Form of Subordinated Deferrable Interest Note of U S WEST Capital Funding, Inc. and
            guarantee by U S WEST (included in Exhibit 2-E above).

      2-H  Form of Guarantee (incorporated herein by reference to Exhibit 4-D to U S WEST'S
            Current Report on Form 8-K, dated October 23, 1996, File No. 1-8611).
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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: November 19, 1996.

                                          U S WEST FINANCING II
                                          By:         /s/ RAHN K. PORTER

                                             -----------------------------------
                                                   Rahn K. Porter, Trustee

                                          By:            /s/ ROGER FOX

                                             -----------------------------------
                                                     Roger Fox, Trustee

                                          U S WEST, INC.

                                          By:        /s/ STEPHEN E. BRILZ

                                             -----------------------------------
                                                 Stephen E. Brilz, Assistant
                                                          Secretary

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